  As filed with the Securities and Exchange Commission on December 22, 1997
                                                       Registration No. 333-

         SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
                           ______________________

                                 FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ______________________

                   ENHANCE FINANCIAL SERVICES GROUP INC.
          (Exact name of registrant as specified in its charter)

             New York                                    13-3333448
  (State or other jurisdiction of            (I.R.S. Employer Identification
   incorporation or organization)                          Number)

                                335 Madison
                      Avenue New York, New York 10017
             (Address of principal executive offices) (Zip code)

               1997 Long-Term Incentive Plan for Key Employees
                          (Full title of the Plan)

                            Samuel Bergman, Esq.
                 Executive Vice President and General Counsel
                     Enhance Financial Services Group Inc.
                            335 Madison Avenue
                         New York, New York 10017
                              (212) 983-3100
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                          ______________________

                      CALCULATION OF REGISTRATION FEE


                                                                PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
        TITLE OF SECURITIES TO BE              AMOUNT TO BE      OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
              BE REGISTERED                    REGISTERED(1)      PER SHARE(2)          PRICE(2)          FEE
-------------------------------------------  ----------------  ------------------  ----------------   -----------
Common Stock, par .........................   100,000 shares       $ 57.4375         $ 5,743,750       $ 1,694.40
value $.10 per share                         ----------------      ----------        -----------       ----------


Common Stock, par..........................   850,000 shares       $ 57.09375        $48,529,688        14,316.26
value $.10 per share                         ----------------      ----------        -----------       ----------

                                             ----------------                        -----------       ----------
Total......................................   950,000 shares                         $54,273,438        16,010.66
                                             ----------------                        -----------       ----------
                                             ----------------                        -----------       ----------

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Act"), an additional undeterminable number of shares of common stock, par value $.10 per share ("Common Stock"), is being registered to cover any adjustments in the number of shares of Common Stock issuable under the 1997 Long-Term Incentive Plan for Key Employees (the "Incentive Plan") pursuant to the antidilution provisions thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Act with respect to 100,000 shares and pursuant to Rules 457(c) and (h) as to 850,000 shares.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission by Enhance Financial Services Group Inc. ("Enhance Financial" or the "Registrant") are incorporated herein by reference:

        (1) Enhance Financial's Annual Report on Form 10-K for the year ended December 31, 1996;

        (2) Enhance Financial's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

        (3) Enhance Financial's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

        (4) Enhance Financial's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; and

        (5) the description of the Common Stock contained in Enhance Financial's Registration Statement filed on Form 8-A.

    All documents subsequently filed by Enhance Financial pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

    ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

    Certain legal matters with respect to the securities being offered hereby are being passed upon by Samuel Bergman, Esq., Executive Vice President and General Counsel of Enhance Financial. Mr. Bergman owns 3,850 shares of Common Stock and holds options to purchase an additional 110,600 shares.

    ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by Section 722 of the New York Business Corporation Law (the "BCL"), the amended certificate of incorporation of Enhance Financial eliminates the personal liability of members of its board of directors to Enhance Financial or its shareholders for monetary damages for violations of their financial duty of care. Such provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, such provision may not and does not eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

    Section 6.5 of Enhance Financial's by-laws provides that, except as prohibited by the BCL, directors and certain other personnel of Enhance Financial are to be indemnified against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of Enhance Financial, subject to certain qualifications and provided that each such person acted in good faith and in a manner that he or she reasonably believed was in Enhance Financial's best interest and did not derive any improper financial profit or other advantage.

    ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

    ITEM 8. EXHIBITS.

 EXHIBIT NO.    Document
 -----------    --------

    3.1.1        Restated certificate of incorporation of the Registrant filed with the State of New York on February 18,
                 1992 (incorporated by reference to Exhibit 3.3.1 to the Annual Report on Form 10-K for the year ended
                 December 31, 1991 of the Registrant)

      3.2        By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 filed with the
                 Securities and Exchange Commission on January 21, 1992 to the Registrant's Registration Statement on Form
                 S-1 (File No. 33-44322) filed with the Securities and Exchange Commission on December 11, 1991)

      5          Opinion of Samuel Bergman, Esq. re legality of shares of Common Stock being registered

     23.1        Consent of Deloitte & Touche LLP

     23.2        Consent of Samuel Bergman, Esq. (included in Exhibit 5)

     25          Power of Attorney (see pages II-5 and II-6 of this Registration Statement)

    ITEM 9. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

         (i) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 17, 1997.

                                    ENHANCE FINANCIAL SERVICES GROUP INC.

                                    By: /s/ Daniel Gross
                                        --------------------------------
                                            Daniel Gross
                                            President


                     SIGNATURES AND POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Daniel Gross and Samuel Bergman, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of shares of Common Stock of Enhance Financial Services Group Inc. under the 1997 Long-Term Incentive Plan for Key Employees and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature               Title                          Date
    ---------               -----                          ----
/s/ Daniel Gross            President and Director         December 17, 1997
    ------------            (principal executive officer)
    Daniel Gross

/s/ Arthur Dubroff          Executive Vice President and   December 17, 1997
    --------------          Chief Financial Officer
    Arthur Dubroff          (principal financial officer)

/s/ Brenton W. Harries      Director                       December 17, 1997
    ------------------
    Brenton W. Harries

                                    II-5


/s/ David R. Markin         Director                       December 17, 1997
    ---------------
    David R. Markin

/s/ Richard J. Shima        Director                       December 17, 1997
    ----------------
    Richard J. Shima

/s/ Spencer R. Stuart       Director                       December 17, 1997
    -----------------
    Spencer R. Stuart

/s/ Allan R. Tessler        Director                       December 17, 1997
    ----------------
    Allan R. Tessler

/s/ Robert P. Saltzman      Director                       December 17, 1997
    ------------------
    Robert P. Saltzman

/s/ Wallace O. Sellers      Director                       December 17, 1997
    ------------------
    Wallace O. Sellers

                            Director                       December 17, 1997
    ----------------
    Adrian U. Sulzer

/s/ Frieda K. Wallison      Director                       December 17, 1997
    ------------------
    Frieda K. Wallison

/s/ Jerry Wind              Director                       December 17, 1997
    ----------
    Jerry Wind

                                    II-6